GUARANTY AGREEMENT

                    THIS GUARANTY AGREEMENT (“Agreement”) is made and entered into as of October 9, 2008, by EV Transportation, Inc., a Nevada corporation (“Guarantor”), in favor of Plethora Partners LLC (“Lender”).

WITNESSETH:

                    A. Lender has agreed to make a $300,000 loan (the “Loan”) to EV Rental Cars, LLC, a California limited liability company and a wholly owned subsidiary of Guarantor (“Subsidiary”), as evidenced by that certain Secured Promissory Note, dated as of the date hereof (the “Note”).

                    B. Lender is willing to make the Loan only on condition that Guarantor guarantees the performance by Subsidiary of Subsidiary’s obligations to promptly pay to Lender all principal, interest, late charges, fees and other sums from time to time outstanding under the Note and the performance by Subsidiary of Subsidiary’s obligation to duly, promptly and completely observe, perform and discharge each and every obligation, covenant and agreement contained in the Note (the Note and any other documents or instruments referred to therein or relating thereto are referred to herein as the “Loan Documents”).

                    C. Guarantor acknowledges that Lender has examined, among other things, Subsidiary’s creditworthiness and ability to repay the Loan and Guarantor’s creditworthiness and ability to pay Subsidiary’s obligations under the Loan Documents.

          NOW, THEREFORE, in order to induce Lender to make the Loan to Subsidiary and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby covenants and agrees as follows:

                    1. Guarantor hereby absolutely, irrevocably and unconditionally guarantees to Lender (and its successors and assigns), the payment and performance of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby absolutely, irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor, and that each Guarantor shall fully perform each and every term and provision hereof. As used herein, the term “Guaranteed Obligations” shall mean each and all of the obligations of Subsidiary under the Note and all of the other Loan Documents.

                    2. This Agreement is irrevocable and shall remain in full force and effect continuously from the date hereof to and until the date (“Termination Date”) on which the Guaranteed Obligations are satisfied in full, whereupon this Agreement shall automatically terminate.

                    3. If at any time all or any part of any payment made by Guarantor or received by Lender from Guarantor under or with respect to this Agreement is avoided or recovered directly or indirectly from Lender as a preference, fraudulent transfer, or otherwise, then Guarantor’s obligations hereunder shall, to the extent of the payment avoided or recovered, be deemed to have continued in existence, notwithstanding such previous payment made by Guarantor or receipt of payment by Lender, and Guarantor’s obligations hereunder shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment by Guarantor had never been made. Notwithstanding any payment made by Guarantor hereunder or any set-off or application of funds of Guarantor by Lender, Guarantor shall not be entitled to be subrogated to any of the rights of Lender against Subsidiary or any collateral security or guarantee or right of offset held by Lender for the payment of the Guaranteed Obligations, nor shall Guarantor seek or be entitled to seek any contribution or reimbursement from Subsidiary or any other guarantor in respect of payments made by Guarantor hereunder until the Termination Date. If any amount shall be paid to Guarantor on account of such subrogation, contribution or reimbursement rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by Guarantor in trust for Lender, segregated from other funds of Guarantor, and shall, immediately upon receipt by Guarantor, be turned over to Lender, in the exact form received by Guarantor (duly indorsed by Guarantor to Lender, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as Lender may determine.

                    4. Guarantor WAIVES notice of acceptance of this Agreement by Lender, and this Agreement shall immediately be binding upon Guarantor.

                    5. To the fullest extent permitted by law, Guarantor hereby WAIVES the following rights, defenses and benefits:

                              (a) The defense of the statute of limitations in any action hereunder or the performance of any obligation hereby guaranteed;

                              (b) Any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons;

                              (c) Except as otherwise provided herein, diligence and all demands, presentment for payment, notice of nonpayment, protest, notice of protest and all other notices of any kind;

                              (d) Any duty or obligation on Lender’s part to perfect, protect, retain or enforce any security for the performance of any of the other obligations guaranteed herein;

                              (e) Any duty on the part of Lender to disclose to Guarantor any facts Lender may now or hereafter know about Subsidiary, regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of Subsidiary and of any and all circumstances bearing on the risk that liability may be incurred by Guarantor hereunder; and

                              (f) Any defense that may arise by reason of any other circumstance whatsoever (with or without notice to or knowledge of Subsidiary or Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of Subsidiary for the Guaranteed Obligations, or of Guarantor under the guarantee contained in Section 1 and the grant of the security interests pursuant to the Security Agreement, in bankruptcy or in any other instance.

                    6. Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against Guarantor and without notice to or further assent by Guarantor, (i) any demand for payment of any of the Guaranteed Obligations made by Lender may be rescinded by Lender and any of the Guaranteed Obligations continued, (ii) the Guaranteed Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Lender, (iii) the Note Purchase Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Lender may deem advisable from time to time, (iv) any collateral security, guarantee or right of offset at any time held by Lender for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released, or (v) Lender shall have failed to protect, secure, perfect or insure any Encumbrance at any time held by it as security for the Guaranteed Obligations or for the guarantee contained in Section 1 or any property subject thereto.

                    7. All rights, powers and remedies of Lender hereunder shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies available to Lender at law.

                    8. The liability of Guarantor under this Agreement shall be an absolute, direct, immediate and unconditional guarantee of payment and not of collection. The obligations of Guarantor hereunder are independent of the obligations of Subsidiary to Lender.

                    9. All notices to Guarantor hereunder shall be in writing and shall be deemed to have been made (a) upon delivery of such demand in person to Guarantor, or (b) on the next business day following deposit of an envelope containing such demand with an overnight courier service (such as Federal Express) for delivery to Guarantor at the address set forth next to Guarantor’s signature hereon, or (c) on the second business day following deposit of an envelope containing such demand in the United States mail, postage prepaid, certified mail, return-receipt requested, addressed to Guarantor as described above. Guarantor may change Guarantor’s address for such notices by giving notice of the change of address to Lender in the manner provided herein. All payments hereunder shall be made in lawful money of the United States of America. No delay in making demand on Guarantor for satisfaction of Guarantor’s liabilities hereunder shall prejudice Lender’s right to enforce such satisfaction.

                    10. Guarantor shall pay to Lender, upon written demand, all reasonable attorneys’ fees and all costs and other expenses which Lender expends or incurs in enforcing this Agreement against Guarantor whether or not suit is filed, including, without limitation, all reasonable attorneys’ fees, costs and expenses incurred by Lender in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceedings involving Guarantor which in any way affect the exercise by Lender of Lender’s rights and remedies hereunder. Until paid to Lender, such attorneys’ fees, costs and expenses shall bear interest at the legal rate.

                    11. Should any one or more provisions of this Agreement be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective.

                    12. No provision of this Agreement or right of Lender hereunder can be waived nor shall Guarantor be released from any of Guarantor’s obligations hereunder except by a writing duly executed by Lender, or unless this Agreement terminates pursuant to its terms as set forth herein. This Agreement may not be modified, amended, revised, changed or varied in any way whatsoever except by the express terms of a writing duly executed by Lender and Guarantor.

                    13. When the context and construction so requires, all words used in the singular herein shall be deemed to have been used in the plural, and the masculine shall include the feminine and neuter, and vice versa. The word “person” as used herein shall include any individual, company, firm, association, partnership, corporation, limited liability company, trust or other legal entity of any kind whatsoever. If more than one person has signed this Agreement as Guarantor, it shall be the joint and several obligation of each of them. All references to statutes herein shall include any modifications, amendments, substitutions or replacements thereof.

                    14. This Agreement shall inure to the benefit of and bind the heirs, legal representatives, administrators, executors, successors and assigns of Lender and of Guarantor.

                    15. Guarantor hereby agrees that:

                              (a) The execution and delivery to Lender of this Agreement or the accrual of a claim hereunder in favor of Lender shall be deemed to have caused an event to occur in the State of California, bringing Guarantor within the jurisdiction of the state and federal courts in the State of California, and Guarantor further hereby agrees to and, as a separate and independent covenant, does hereby submit to the jurisdiction of the state and federal courts in the State of California;

                              (b) This Agreement is made in the State of California and the provisions hereof shall be construed and enforced in accordance with the laws of the State of California (irrespective of its conflicts of laws rules) and, to the extent that federal law may preempt the applicability of state laws, federal law; and

                              (c) Nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                              (d) It waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 15 any special, exemplary, punitive or consequential damages.

                    16. Except as provided in any other written agreement at any time hereafter in force between Lender and Guarantor, this Agreement shall constitute the entire agreement of Guarantor with Lender with respect to the subject matter hereof and no representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon Lender unless expressed herein.

                    17. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A JURY IN ANY LEGAL PROCEEDING ARISING OUT OR A RELATED TO THIS AGREEMENT, THE NOTE, AND THE SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

                    THE UNDERSIGNED GUARANTOR ACKNOWLEDGES THAT GUARANTOR WAS AFFORDED THE OPPORTUNITY TO READ THIS DOCUMENT CAREFULLY AND TO REVIEW IT WITH AN ATTORNEY OF GUARANTOR’S CHOICE BEFORE SIGNING IT. THE UNDERSIGNED GUARANTOR ACKNOWLEDGES HAVING READ AND UNDERSTOOD THE MEANING AND EFFECT OF THIS DOCUMENT, INCLUDING BUT NOT LIMITED TO ALL WAIVERS CONTAINED HEREIN, BEFORE SIGNING IT.

                    IN WITNESS WHEREOF, Guarantor has executed this Agreement as of the day and year first above written.

“GUARANTOR”

By:
Name:	William N. Plamondon
Title:	Chief Executive Officer/President

Address:

5500 West Century Boulevard
Los Angeles, California 90045